UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2003

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5904 Richmond Highway, Suite 300, Alexandria, VA	22309
(Address of principal executive offices)	(Zip Code)

(703) 329-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events.

On June 30, 2003, Analex Corporation issued a press release announcing a proposed transaction in which the Company would issue and sell preferred stock and convertible notes to Pequot Ventures and would repurchase the equity interests in the Company held by Analex Chairman Jon Stout, his family members and affiliated entities. A copy of the press release is attached as Exhibit 99 to this report.

Item 7. Financial Statements and Exhibits

(c)	Press Release dated June 30, 2003 is included herein as Exhibit 99

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date: July 3, 2003	By:	/s/ RONALD B. ALEXANDER
Ronald B. Alexander Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99	Press Release dated June 30, 2003